Exhibit 10.5

THE BOARD OF DIRECTORS

OF

COMMUNITY REDEVELOPMENT, INC.

The following is a true copy of the resolution duly adopted by a special meeting of the Board of Directors of this Corporation, held on this 7th day of July, 2022;

The Board of Directors which was present for this meeting & took active part therein was:

Joseph Gibbons

Garfield Antonio

WHEREAS there has been presented to and considered by this meeting a Motion to REMOVE our Board Member Randy Avon for cause;

NOW THEREFORE BE IT RESOLVED that the majority of Board having considered this matter, has opened the floor to all those who voice a preference in the issue, and pursuant to our bylaws, has decided and RESOLVED:

That, effective immediately and in the interest of the company and shareholders, Randy Avon be removed as Board Member and any position or affiliation with the Company.

Said Motion is hereby passed and the corporate books, records and the Secretary shall file this Resolution in the corporate records

DATED: 7th July, 2022

/s/ David E. Price

David E. Price, Esq.